Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-226457) pertaining to the Autolus Limited 2017 Share Option Plan and the Autolus Therapeutics plc 2018 Equity Incentive Plan.
(2)Registration Statement (Form S-8 Nos. 333-273776 and 333-275301) pertaining to the Autolus Therapeutics plc 2018 Equity Incentive Plan.
(3)Registration Statement (Form S-8 No 333-291621) pertaining to the Autolus Therapeutics plc 2025 Employee Share Purchase Plan, the Autolus Therapeutics plc 2025 Inducement Plan and the Autolus Therapeutics plc 2018 Equity Incentive Plan.
(4)Registration Statement (Form S-8 No. 333-283229) pertaining to the Autolus Therapeutics plc 2018 Equity Incentive Plan.

of our report dated March 27, 2026, with respect to the consolidated financial statements of Autolus Therapeutics plc included in this Annual Report (Form 10-K) of Autolus Therapeutics plc for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Reading, United Kingdom
March 27, 2026